      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 9, 2002

                                                      REGISTRATION NO. 333-42966
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         Post-Effective Amendment No. 1

                                       to

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                             SEALED AIR CORPORATION
             (Exact name of Registrant as specified in its charter)

                 DELAWARE                              NO. 65-0654331
     (State or Other Jurisdiction of                  (I.R.S. Employer
      Incorporation or Organization)                 Identification No.)


                                  PARK 80 EAST
                       SADDLE BROOK, NEW JERSEY 07663-5291
             (Address, including zip code, of Registrant's principal
                               executive offices)

           SEALED AIR CORPORATION THRIFT AND TAX-DEFERRED SAVINGS PLAN
                            (Full title of the plan)

                            H. KATHERINE WHITE, ESQ.
                          GENERAL COUNSEL AND SECRETARY
                             SEALED AIR CORPORATION
                                  PARK 80 EAST
                           SADDLE BROOK, NJ 07663-5291
                                 (201) 791-7600
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

================================================================================

         The Registrant registered 25,000 shares of its common stock, par value $0.10 per share ("Common Stock"), in which employee balances in the Sealed Air Corporation Thrift and Tax-Deferred Savings Plan (the "Plan") could be invested. The Registrant also registered an indeterminate amount of interests to be offered or sold pursuant to the Plan (the "Plan Interests").

         The offering of the aforementioned securities pursuant to the Plan has terminated. Accordingly, the Registrant hereby removes from registration all such Common Stock and Plan Interests not sold pursuant to the Plan.

                                    SIGNATURES

         THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey, on April 9, 2002.

                                    SEALED AIR CORPORATION

                                    By:    /s/ William V. Hickey
                                           -------------------------------------
                                    Name:  William V. Hickey
                                    Title: President and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated.

                SIGNATURE                                    TITLE                                   DATE
                ---------                                    -----                                   ----

          /s/ William V. Hickey
-----------------------------------------
           (William V. Hickey)             President, Chief Executive Officer and Director       April 9, 2002
                                           (Principal Executive Officer)


           /s/ David H. Kelsey
-----------------------------------------
            (David H. Kelsey)              Vice President and                                    April 9, 2002
                                           Chief Financial Officer
                                           (Principal Financial Officer)


          /s/ Jeffrey S. Warren
-----------------------------------------
           (Jeffrey S. Warren)             Controller                                            April 9, 2002
                                           (Principal Accounting Officer)


                    *
-----------------------------------------
               (Hank Brown)                Director                                              April 9, 2002


                                       2


                    *
-----------------------------------------
             (John K. Castle)              Director                                              April 9, 2002


                    *
-----------------------------------------
           (Lawrence R. Codey)             Director                                              April 9, 2002


                    *
-----------------------------------------
          (T. J. Dermot Dunphy)            Director                                              April 9, 2002


                    *
-----------------------------------------
        (Charles F. Farrell, Jr.)          Director                                              April 9, 2002


                    *
-----------------------------------------
          (Shirley Ann Jackson)            Director                                              April 9, 2002


                    *
-----------------------------------------
             (Alan H. Miller)              Director                                              April 9, 2002

*By:     /s/ Sean E. Dempsey
         -------------------
         Sean E. Dempsey
         Attorney-in-Fact

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Post-Effective Amendment No. 1 to Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Township of Saddle Brook, State of New Jersey on April 9, 2002.

                                   THRIFT AND TAX-DEFERRED SAVINGS PLAN


                                   By:    /s/ Mary A. Coventry
                                          --------------------
                                   Name:  Mary A. Coventry
                                   Title: Member of the Retirement Committee and
                                          Vice President of the Registrant


                                       3